Exhibit 99.1

NEWS RELEASE

Golden Queen Begins Commissioning of Processing Facility and

Reaches 95% Construction Completion at Soledad Mountain Project

January 4, 2016 - Golden Queen Mining Co. Ltd. (TSX:GQM; OTCQX:GQMNF) (the “Company” or “Golden Queen”) is pleased to report that mining and construction activities at its 50%-owned Soledad Mountain gold-silver project (the “Project”) located just south of the town of Mojave, California are proceeding on schedule, with the inaugural gold pour anticipated to occur in February. Commissioning activities have commenced and the first ore has been fed through the crushing circuit.

Development Highlights

•	Project construction has reached the 95% completion mark.

•	Commissioning of the Crushing-Screening plant commenced in November and continued through early December.

•	Commissioning of the Conveying-Stacking system commenced in early December.

•	Full power was provided to the project on December 4th.

•	Pad loading of agglomerated ore was initiated on December 15th.

•	The Merrill-Crowe facility commissioning is anticipated to commence in mid-January.

•	Ore stockpiling is ongoing.

•	Leaching is anticipated to commence in mid-January with first gold production targeted for early February 2016.

•	There are now 91 full-time employees in Mojave and all of the senior management positions have been filled.

•	Construction is tracking in-line with the budget.

Thomas M. Clay, Chairman and Interim CEO, commented, ‘We have almost completed construction, and I am proud of the progress that our team has made over the past 24 months. I would like to thank all of our employees and contractors for their dedication and commitment. The first gold pour is expected to occur in February and will signify a new chapter in Golden Queen’s long history as we transition from development to production.’

Soledad Mountain Construction 95% Complete and Commissioning of the Merrill-Crowe Facility Underway

Construction progress has achieved the 95% mark and the mining operation has stockpiled sufficient ore to support first gold production in the first quarter of 2016. At the processing facility, the mechanical work is 98% complete, which has allowed commissioning activities to proceed. The focus on site is to complete the electrical and instrumentation work and to stack sufficient ore to start leaching.

About Golden Queen Mining Co. Ltd.:

The Company is developing a gold-silver, open pit, heap leach operation on its fully-permitted 50%-owned Soledad Mountain property, located just outside the town of Mojave in Kern County in southern California.

Technical information in this news release was approved by Sean Ennis, P.Eng., P.E., a qualified person under NI 43-101, and a consultant to the Company.

For further information regarding this news release please contact:

Brenda Dayton

Telephone: 778.373.1557

Email: bdayton@goldenqueen.com

Caution With Respect To Forward-looking Statements: The information in this news release includes certain "forward-looking statements". All statements in this news release, other than statements of historical fact, including, without limitation, plans for and intentions with respect to activities on the Project including expectations related to timing of the commissioning process, timing of gold production, are forward-looking statements. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from statements in this news release regarding our intentions include, without limitation, risks and uncertainties regarding: accidents, equipment breakdowns; changes in planned work resulting from logistical, technical or other factors; that results of operations on the Project will not meet projected expectations due to any combination of technical, or operational factors; and other risks and uncertainties disclosed in the section entitled "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2014. Investors are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors should not put undue reliance on forward-looking statements. Any forward-looking statement made by us in this news release is based only on information currently available to us and speaks only as of the date on which it is made.

Cautionary note to U.S. investors concerning reserve estimates: This news release uses the term “ore” based on mineral “reserves” as defined under NI 43-101. We advise U.S. investors that the requirements of NI 43-101 for identification of “reserves” are not the same as those of the SEC, and reserves reported by the Company in compliance with NI 43-101 may not qualify as “reserves” under SEC Guide 7 standards. Accordingly, information concerning the Company’s mineral deposits may not be comparable with information presented by companies using only U.S. standards in their public disclosure.